Exhibit 99.1


                                                                           NEWS
-------------------------------------------------------------------------------
KeySpan Corporation                                       For Immediate Release

Contacts:   Investors                                      Media Relations
            George Laskaris                                Ed Yutkowitz
            718.403.2526                                   718.403.2523



           KeySpan Board Approves Dividend Increase & Succession Plan
           ----------------------------------------------------------
          KeySpan Announces Results of Energy Services Strategic Review
          -------------------------------------------------------------
 Solid 3rd Quarter Results Meet Consensus -- 9 Month Results Ahead of Last Year
 ------------------------------------------------------------------------------


Brooklyn, New York, November 4, 2004 - KeySpan Corporation (NYSE: KSE) announced today that its board of directors has approved an annual dividend increase of 4 cents per share, effective February 2005. This increase brings the dividend to an annual rate of $1.82 per share, confirming the Company's long-standing history of paying a strong and dependable dividend to its shareholders.

"I am very pleased with the Board's approval of a dividend increase for KeySpan shareholders," said Robert B. Catell, Chairman and Chief Executive Officer. "The dividend increase reflects our confidence in the strength of our core businesses and the Company's enhanced financial position. We recognize that a solid and sustainable dividend is an important part of the total return to our shareholders."

Concurrent with the above, the Company has decided, as part of its announced strategic review of the Energy Services segment, to initiate the process of monetizing a significant portion of its mechanical contracting subsidiaries. In conjunction with this, KeySpan recorded a $90.4 million non-cash after-tax ($122.2 million pre-tax) goodwill impairment charge in this segment.

Including the $90.4 million non-cash charge, third quarter 2004 consolidated GAAP results, less preferred dividends, were a loss of $117.1 million or $0.73 per share, as compared to net income of $11.1 million or $0.07 per share in the same period last year. Year-to-date 2004 results were $258.4 million or $1.61 per share, as compared to $245.5 million or $1.56 per share in the same period last year.

The following five special items have impacted 2004 results: 1) the gain associated with the partial sale of the Company's ownership interest in KeySpan Canada (TSE: KEY.UN); 2) the gain associated with The Houston Exploration Company (NYSE: THX) transaction which reduced KeySpan's ownership interest from 55% to 23.5%; 3) the non-cash goodwill impairment charge associated with the Energy Services segment; 4) the premiums paid in August for the redemption of outstanding long-term bonds; and 5) a non-cash "ceiling test" writedown of the

Company's investment in its remaining exploration and productions subsidiaries. Results for 2003 were impacted by the following three items: 1) the gain associated with the initial monetization of the Company's ownership interest in Houston Exploration; 2) the loss associated with the Company's initial monetization of its ownership interest in KeySpan Canada; and 3) the premiums paid for the redemption of outstanding long-term bonds. The details of these items are presented in a table at the end of this release.

Despite the cooler summer weather, and excluding the impact of the special items described above, third quarter results were in line with consensus estimates. KeySpan's consolidated earnings, less preferred stock dividends, for the three months ended September 30, 2004, were $2.6 million or $0.01 per share. For the nine month period ended September 30, 2004, KeySpan reported consolidated earnings of $293.1 million or $1.82 per share, compared to $274.2 million or $1.75 per share for the same period last year, a 4% increase in earnings per share. These results also reflect KeySpan's reduced ownership interest in Houston Exploration and KeySpan Canada.

The improved performance of the core gas distribution and electric services businesses contributed to this quarter's realized operating results. In the electric services segment, spark spreads remained steady despite the cooler weather, largely due to the financial hedges put in place for the summer season. Net revenues also increased due to the operation of the new highly efficient Ravenswood unit, as well as the high level of capacity revenues realized. The organic growth of the gas distribution business continued with the addition of approximately 31,500 new customers and oil-to-gas conversions year-to-date, with customer additions on plan for 2004. The New England rate increase and strong expense management also contributed to the improvement in our results.

"The results for the third quarter reflect the continued steady growth of our low risk core gas and electric businesses," said Mr. Catell. "Our new Ravenswood unit came through the summer with flying colors, running every on-peak day this cooling season, with extremely high capacity factors and a 98% availability rate. The hedging program at Ravenswood mitigated the risk in spark spreads for this summer, which was significantly cooler than normal. This, in addition to the significant capacity payments received, showed the effectiveness of KeySpan's overall risk mitigation strategy. In our gas business, solid growth was enhanced by conversions and new customer additions despite a warmer winter, and we expect to meet our gross profit margin goal for the year. We also continued to strengthen our balance sheet with the redemption of long-term bonds, further enhancing our financial position and reducing interest costs."

Mr. Catell continued, "We have made the decision to exit portions of the Business Solutions Division, which have not met our expectations. We will monetize those businesses which we determine do not contribute to the growth of our core gas and electric operations, and retain the businesses which support our growth strategy."

KeySpan's Board of Directors approved an extension of the contract for Chairman and CEO, Robert B. Catell, to July 31, 2006. As part of the management succession process, the Board also approved the nomination of Robert J. Fani, President and COO, to be elected to the Board of Directors at its first meeting in 2005.

Bob Catell stated, "Bob Fani and I have further refined KeySpan's strategy, and developed a detailed execution plan that enables me to focus on strategic development, while Bob Fani will continue his responsibility for the execution of the Company's strategy. These actions provide for smooth management succession, and further solidify KeySpan's alignment with key strategic growth objectives."

Segment Highlights

The results from continuing operations for the third quarter of 2004 and 2003 are reported on an Operating Income basis as follows:

------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
                                                      3rd Quarter           3rd Quarter
         Operating Income/(Loss) [$ millions]             2004                 2003                  YTD 2004            YTD 2003
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
Gas Distribution                                         (23.6)                (25.1)                 391.1                371.4
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
Electric Services                                        111.2                 102.1                  226.3                193.9
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
Energy Investments
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
        E&P Operations                                    12.3                  51.0                  134.0                156.7
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
        E&P Ceiling Test Writedown                           -                     -                  (48.2)                   -
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
             Net E&P                                      12.3                  51.0                   85.8                156.7
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
        Other Energy Investments                           4.1                   8.0                   22.5                 27.2
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
    Subtotal Energy Investments                           16.4                  59.0                  108.3                183.9
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
Energy Services
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
        Operations                                       (20.7)                (15.5)                 (44.1)               (35.1)
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
        Goodwill Impairment Charge                      (122.2)                    -                 (122.2)                   -
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
    Subtotal Energy Services                            (142.9)                (15.5)                (166.3)               (35.1)
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
Total Operating Segments                                 (38.9)                120.5                  559.4                714.1
                                                         ------                -----                  -----                -----
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
Other                                                      2.9                 (12.6)                  14.6                (11.3)
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------
Total Operating Income / (Loss)                          (36.0)                107.9                  573.9                702.9
------------------------------------------------- --------------------- ---------------------- --------------------- ---------------

  Notes:
- Operating income in 2004 represents 100% of KeySpan's exploration and production subsidiaries' results for the five months ended May 31 and four months of equity earnings for KeySpan's 23.5% interest in Houston Exploration, as compared to 100% in 2003.
- Operating income in 2004 represents 100% of KeySpan's Canadian subsidiaries' results for the three months ended March 31 and six months of equity earnings for KeySpan's 17.4% interest in its Canadian subsidiaries, as compared to 100% in 2003.

Key Operating Income Drivers by Segment

o The Gas Distribution segment, which serves New York City, Long Island and New England, reported a seasonal operating income loss of approximately $24 million for the third quarter, an improvement of 6% over the same period last year. Year-to-date results for 2004 of approximately $391 million were up 5% over last year, despite weather that was 9% warmer than last year. These results benefited from the rate increase in our New England service territory, as well as from continued customer additions and conversions and expense management. For the first nine months of 2004, the rate increase in KeySpan's New England territory contributed $27 million to net margins. For the nine months ending September 30, 2004, KeySpan completed more than 31,500 gas installations which should add approximately $33 million in new gross profit margin, consistent with the 2004 plan to add $55 million in gross profit margin.

o KeySpan's Electric Services segment owns and operates generation in the capacity-constrained load pockets of New York City and Long Island, and also manages the Long Island Power Authority's transmission and distribution system under long-term contracts. Operating income of $111 million for the third quarter of 2004 was $9 million higher than last year, reflecting the addition of 250 MW of generating capacity at the Ravenswood facility. This improvement was in spite of the summer weather, which was approximately 9% cooler than last year and 11% cooler than normal. KeySpan's high level of capacity payments from its Long Island and
     Ravenswood generation facilities as well as its financial hedges demonstrate the low risk nature of the Electric Services' revenue stream.

o The Energy Investments segment contains the Company's gas exploration and production operations, including its 23.5% ownership of Houston Exploration, its Canadian processing plants, pipelines and other investments. The exploration and production operations reported operating income of $12 million in the third quarter, compared to $51 million last year, reflecting the reduction in KeySpan's ownership interest in Houston Exploration. In addition, Other Energy Investments' operating income decreased to $4 million, as compared to $8 million last year, substantially due to KeySpan's reduced ownership in KeySpan Canada. Due to KeySpan's current ownership levels in Houston Exploration and KeySpan Canada, these investments are now reported on the equity method of accounting. We expect the earnings from these non-core businesses to meet our goals for the year.

o The Energy Services segment provides energy-related services to customers in the Northeast through Home Energy Services and Business Solutions. This segment reported a loss in operating income of approximately $143 million for the quarter, which includes the pre-tax non-cash goodwill impairment charge of $122 million. Operating results, before the goodwill impairment, were a loss of approximately $21 million, as compared to a loss of approximately $16 million in the prior year, which reflect continued deteriorating margin estimates on certain projects. We will continue to evaluate the fair value of the mechanical contracting companies in relation to potential disposition alternatives and, as a result, may be required to write-down the carrying value of them in the near term.

Financial Update

The Company continues its strong financial position. At the end of the third quarter, on a GAAP basis, the Company's debt to total capitalization ratio was 56.8%. The debt to total capitalization ratio, as calculated under the Company's credit facilities at the end of the third quarter, was 52.6%, approximately the same as last quarter. The Company redeemed in August approximately $758 million of outstanding debt in advance of its scheduled maturity, which further improved its financial position. This debt redemption reduced the debt to total capitalization ratio by approximately 400 basis points; however, it was offset by seasonal working capital, primarily higher priced gas being put into storage, as well as the impairment charge in the Energy Services segment.

The Company has declared a quarterly common stock dividend of $0.445 per share, payable November 1, 2004, to shareholders of record as of October 13, 2004. This is the Company's 26th consecutive quarter of paying a dividend, and builds upon its long-standing commitment of dividend payments to its shareholders. As indicated earlier, the annual dividend rate will be increased to $1.82 per share, beginning February 1, 2005.

2004 Earnings Outlook

KeySpan's 2004 earnings guidance remains at $2.55 to $2.75 per share, as announced in December 2003, excluding the special items noted in the table at the end of the press release. This guidance includes earnings from continuing core operations of approximately $2.20 to $2.30 per share, and from exploration and production operations of approximately $0.35 to $0.45 per share. KeySpan's earnings forecasts may vary significantly during the year due to, among other things, changing energy market conditions and weather.

Below is a description of the special items discussed in this release, and their impact on consolidated earnings.

Special Items - Impact on GAAP Earnings
------------------------------------------ -------------------------------------------- --------------------------------------------
Special Item                                              3rd Quarter 2004                             3rd Quarter 2003
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
                                               (millions)       Earnings per share          (millions)           Earnings per share
 ------------------------------------------ -------------------- ----------------------- --------------------- ---------------------
Goodwill Impairment Charge in
  Energy Services                                $(90.4)                 $(0.56)                     -                      -
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Debt Redemption Premiums                         $(29.3)                 $(0.18)                     -                      -
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Total for the 3rd Quarter                       $(119.7)                 $(0.74)                     -                      -
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------ -------------------------------------------- --------------------------------------------
                                                          2nd Quarter 2004                             2nd Quarter 2003
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Transfer of THX                                  $150.1                   $0.94                      -                      -
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Deferred Tax Provision on Remaining
  THX investment                                 $(44.1)                 $(0.28)                     -                      -
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Sale of KeySpan Canada                            $10.1                   $0.06                 $(34.1)                $(0.22)
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Ceiling Test Writedown in E&P                    $(31.1)                 $(0.19)                 -                          -
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Total for the 2nd Quarter                         $85.0                   $0.53                 $(34.1)                $(0.22)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------ -------------------------------------------- --------------------------------------------
                                                          1st Quarter 2004                             1st Quarter 2003
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Debt Redemption Premiums                              -                       -                 ($13.6)                $(0.09)
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Sale of THX (10%)                                     -                       -                  $19.0                  $0.12
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Total for the 1st Quarter                             -                       -                   $5.4                  $0.03
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------ -------------------- ----------------------- --------------------- ----------------------
Total Year-to-Date                               $(34.7)                 $(0.21)                $(28.7)                $(0.19)
------------------------------------------ -------------------- ----------------------- --------------------- ----------------------

Does not foot due to rounding

--------------------------------------------------------------------------------
Investors are invited to listen to the KeySpan Corporation 2004 Third Quarter Conference Call on:

Thursday, November 4, 2004, at 10:30 AM (EST)

Dial-In Number: (888) 552-7850
International Dial-In Number: (706) 645-9166

Replay will begin two hours after the call until 11/08/04
Replay Number: 800-642-1687
International Replay Number: (706) 645-9291
Access Code: 1267798

Audio webcast available at http://investor.keyspanenergy.com
--------------------------------------------------------------------------------

A member of Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the largest distributor of natural gas in the Northeast with 2.5 million customers, operating regulated natural gas utilities in New York, Massachusetts and New
Hampshire which do business as KeySpan Energy Delivery. This customer focused business is complemented by the Energy Services business which offers a portfolio of energy-related products, services and solutions to homes and businesses under the KeySpan Home Energy Services and KeySpan Business Solutions companies. KeySpan is also the largest owner of electric generation in New York State. We own approximately 6,400 megawatts of generating capacity, which provides power to the 1.1 million customers of the Long Island Power Authority and supplies 25% of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in production, pipeline transportation, distribution and storage, and owns minority interest in natural gas exploration and Canadian gas processing. KeySpan has headquarters in Brooklyn, Boston and Long Island.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                               KeySpan Corporation
                        Consolidated Summary of Earnings
               (In Thousands of Dollars, Except Per Share Amounts)
------------------------------------------------------------------------------------------------------------------------------------
                                                             Three Months Ended September 30        Nine Months Ended September 30
                                                                   2004              2003                2004                2003
------------------------------------------------------------------------------------------------------------------------------------
 Revenues
 Gas Distribution                                               $ 419,208         $ 405,777          $ 3,023,350        $ 2,970,514
 Electric Services                                                503,879           438,577            1,296,778          1,228,622
 Energy Services                                                  118,580           137,961              377,517            399,294
 Gas Exploration and Production                                     4,975           123,052              276,319            373,774
 Energy Investments                                                 3,792            26,447               37,814             80,287
------------------------------------------------------------------------------------------------------------------------------------
 Total Revenues                                                 1,050,434         1,131,814            5,011,778          5,052,491
------------------------------------------------------------------------------------------------------------------------------------
 Operating Expenses
 Purchased gas for resale                                         186,619           172,452            1,776,322          1,792,917
 Fuel and purchased power                                         176,028           133,313              407,987            333,311
 Operations and maintenance                                       434,874           507,381            1,404,835          1,515,206
 Depreciation, depletion and amortization                          93,420           135,656              454,737            422,917
 Operating taxes                                                   89,525            91,790              302,143            311,754
 Goodwill impairment                                              122,229                 -              122,229                  -
------------------------------------------------------------------------------------------------------------------------------------
 Total Operating Expenses                                       1,102,695         1,040,592            4,468,253          4,376,105
------------------------------------------------------------------------------------------------------------------------------------
 Gain on sale of Long Lived Assets                                             -     13,974                                  13,974

 Income from Equity Investments                                    16,213             2,727               30,342             12,486
------------------------------------------------------------------------------------------------------------------------------------
 Operating Income                                                 (36,048)          107,923              573,867            702,846
------------------------------------------------------------------------------------------------------------------------------------
 Other Income and (Deductions)
 Interest Charges                                                 (88,308)          (78,366)            (260,848)          (226,503)
 Minority interest                                                    (58)          (19,894)             (37,012)           (50,252)
 Gain (Loss) on sale of subsidiary stock                                -                 -              172,894            (11,325)
 Cost of debt redemption                                          (45,879)                -              (45,879)           (24,094)
 Other                                                              4,204            10,325               26,418             24,779
------------------------------------------------------------------------------------------------------------------------------------
 Total Other Income (Deductions)                                 (130,041)          (87,935)            (144,427)          (287,395)
------------------------------------------------------------------------------------------------------------------------------------
 Income Taxes
      Current                                                    (176,828)          (39,317)             (13,330)            94,275
      Deferred                                                    126,518            46,720              180,115             71,439
------------------------------------------------------------------------------------------------------------------------------------
 Total Income Taxes                                               (50,310)            7,403              166,785            165,714
------------------------------------------------------------------------------------------------------------------------------------
 Earnings (Loss) before Change in Accounting Principle           (115,779)           12,585              262,655            249,738

 Cumulative Effect of Change
        in Accounting Principle                                         -                 -                    -                174
------------------------------------------------------------------------------------------------------------------------------------
 Net Income (Loss)                                               (115,779)           12,585              262,655            249,912
 Preferred Stock Dividends                                          1,360             1,461                4,280              4,383
------------------------------------------------------------------------------------------------------------------------------------
 Earnings (Loss) for Common Stock                              ($ 117,139)         $ 11,124            $ 258,375          $ 245,529
------------------------------------------------------------------------------------------------------------------------------------
 Basic Earnings Per Share:
    Before Change in Accounting Principle, less
          Preferred Stock Dividends                             ($   0.73)           $ 0.07               $ 1.61             $ 1.56
    Change in Accounting Principle                                      -                 -                    -                  -
------------------------------------------------------------------------------------------------------------------------------------
 Basic Earnings Per Share                                       ($   0.73)           $ 0.07               $ 1.61             $ 1.56
------------------------------------------------------------------------------------------------------------------------------------
 Diluted Earnings Per Share:
    Before Change in Accounting Principle, less
          Preferred Stock Dividends                             ($   0.73)           $ 0.07               $ 1.60             $ 1.55
    Change in Accounting Principle                                      -                 -                    -                  -
------------------------------------------------------------------------------------------------------------------------------------
 Diluted Earnings Per Share                                     ($   0.73)           $ 0.07               $ 1.60             $ 1.55
------------------------------------------------------------------------------------------------------------------------------------
 Average Shares Outstanding (000)
      Basic                                                       160,357           158,783              160,139            157,871
      Diluted                                                     161,346           159,539              161,091            158,670


                               Segment Information
                      Three Months Ended September 30, 2004
                            (In Thousands of Dollars)
                                                       Energy Investments
                                                   --------------------------
                                                       Gas                                     Total
                                Gas      Electric  Exploration &     Other      Energy       Operating     Recon-           Total
                           Distribution  Services   Production     Investments  Services      Segments    ciliations   Consolidation
                           ---------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues         419,208    503,879       4,975        3,792       118,580      1,050,434                  1,050,434
 Intersegment Revenues               -          -           -        1,274         7,172          8,446    (8,446)               -
                           ---------------------------------------------------------------------------------------------------------
                               419,208    503,879       4,975        5,066       125,752      1,058,880    (8,446)       1,050,434
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                 186,619          -           -            -             -        186,619         -          186,619

 Purchased Fuel                      -    175,906           -          103             -        176,009        19          176,028

 Operations and Maintenance    148,816    153,712       1,466        5,395       143,374        452,763   (17,889)         434,874

 Depreciation, Depletion
   and Amortization             63,381     21,590       1,279          763         2,710         89,723     3,697           93,420

 Operating Taxes                44,019     41,513         238          576           415         86,761     2,764           89,525

 Goodwill impairment                                                             122,229        122,229                    122,229

                           ---------------------------------------------------------------------------------------------------------
 Total  Operating Expenses     442,835    392,721       2,983        6,837       268,728      1,114,104   (11,409)       1,102,695
                           ---------------------------------------------------------------------------------------------------------

 Income From Equity
   Investments                       -          -      10,340        5,873             -         16,213         -           16,213

                           ---------------------------------------------------------------------------------------------------------
 Operating Income              (23,627)   111,158      12,332        4,102      (142,976)       (39,011)    2,963         (36,048)
                           =========================================================================================================

                               Segment Information
                      Three Months Ended September 30, 2003
                            (In Thousands of Dollars)


                                                           Energy Investments
                                                      ------------------------
                                                          Gas                                  Total
                                 Gas        Electric  Exploration &   Other       Energy     Operating     Recon-          Total
                             Distribution   Services   Production   Investments  Services     Segments   ciliations    Consolidation
                            --------------------------------------------------------------------------------------------------------
 Unaffliated Revenues            405,777     438,577     123,052       26,447     137,961    1,131,814                   1,131,814
 Intersegment Revenues                            25                    1,252       1,926        3,203     (3,203)               -
                            --------------------------------------------------------------------------------------------------------
                                 405,777     438,602     123,052       27,699     139,887    1,135,017     (3,203)       1,131,814
                            --------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                   173,116        (664)          -            -                  172,452          -          172,452

 Purchased Fuel                        -     133,184           -          129                  133,313          -          133,313

 Operations and Maintenance      163,372     151,678      19,747       16,709     152,784      504,290      3,091          507,381

 Depreciation, Depletion
   and Amortization               59,996      16,492      48,641        4,839       2,283      132,251      3,405          135,656

 Operating Taxes                  48,401      35,787       3,669          740         318       88,915      2,875           91,790

                            --------------------------------------------------------------------------------------------------------
 Total  Operating Expenses       444,885     336,477      72,057       22,417     155,385    1,031,221      9,371        1,040,592
                            --------------------------------------------------------------------------------------------------------

 Gain on sale of long lived
   assets                         13,974                                                        13,974                      13,974

 Income From Equity
   Investments                         -           -           -        2,727           -        2,727          -            2,727

                            --------------------------------------------------------------------------------------------------------
 Operating Income                (25,134)    102,125      50,995        8,009     (15,498)     120,497    (12,574)         107,923
                            ========================================================================================================

                               Segment Information
                      Nine Months Ended September 30, 2004
                            (In Thousands of Dollars)
                                                        Energy Investments
                                                    -------------------------
                                                         Gas                                 Total
                                Gas       Electric   Exploration &    Other       Energy   Operating       Recon-          Total
                           Distribution   Services     Production  Investments   Services   Segments      ciliations   Consolidation
                           ---------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues        3,023,350   1,296,778      276,320      37,814      377,516    5,011,778            -       5,011,778
 Intersegment Revenues                -          -             -       3,817       14,755       18,572      (18,572)              -
                           ---------------------------------------------------------------------------------------------------------
                              3,023,350   1,296,778      276,320      41,631      392,271    5,030,350      (18,572)      5,011,778
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                1,776,322           -            -           -            -    1,776,322            -       1,776,322

 Purchased Fuel                       -     407,613            -         340            -      407,953           34         407,987

 Operations and Maintenance     489,357     472,880       41,472      27,737      427,306    1,458,751      (53,916)      1,404,835

 Depreciation, Depletion
   and Amortization             207,131      65,556      155,928       6,609        7,883      443,107       11,630         454,737

 Operating Taxes                159,450     124,456        5,977       1,929        1,210      293,022        9,121         302,143

 Goodwill impairment                                                              122,229      122,229                      122,229

                           ---------------------------------------------------------------------------------------------------------
 Total Operating Expenses     2,632,260   1,070,505      203,377      36,615      558,628    4,501,384      (33,131)      4,468,253
                           ---------------------------------------------------------------------------------------------------------

 Income From Equity
   Investments                        -          -        12,885      17,457            -       30,342            -          30,342

                           ---------------------------------------------------------------------------------------------------------
 Operating Income               391,090     226,273       85,828      22,473     (166,357)     559,308       14,559         573,867
                           =========================================================================================================

                               Segment Information
                      Nine Months Ended September 30, 2003
                            (In Thousands of Dollars)


                                                          Energy Investments
                                                     --------------------------
                                                          Gas                                   Total
                               Gas        Electric    Exploration &    Other        Energy    Operating     Recon-         Total
                           Distribution   Services     Production    Investments   Services    Segments   ciliations   Consolidation
                           ---------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues       2,970,514    1,228,622      373,774       80,287       399,294   5,052,491          -       5,052,491
 Intersegment Revenues               -           76            -        3,756         4,894       8,726     (8,726)              -
                           ---------------------------------------------------------------------------------------------------------
                             2,970,514    1,228,698      373,774       84,043       404,188   5,061,217     (8,726)      5,052,491
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas               1,744,733       48,185            -                              1,792,918          -       1,792,918

 Purchased Fuel                      -      332,931            -          380                   333,311          -         333,311

 Operations and Maintenance    492,583      495,873       59,342       52,741       431,552   1,532,091    (16,889)      1,515,202

 Depreciation, Depletion
   and Amortization            197,006       49,300      145,559       13,881         6,759     412,505     10,415         422,920

 Operating Taxes               178,746      108,540       12,140        2,212           960     302,598      9,156         311,754

                           ---------------------------------------------------------------------------------------------------------
 Total Operating Expenses    2,613,068    1,034,829      217,041       69,214       439,271   4,373,423      2,682       4,376,105
                           ---------------------------------------------------------------------------------------------------------

 Gain on sale of long
   lived assets                 13,974                                                           13,974                     13,974

 Income From Equity
   Investments                       -            -            -       12,378             -      12,378        108          12,486

                           ---------------------------------------------------------------------------------------------------------
 Operating Income              371,420      193,869      156,733       27,207       (35,083)    714,146    (11,300)        702,846
                           =========================================================================================================